Exhibit 99.2

Customer Letter

Dear <first>,

I wanted to share some exciting news about DropCar with you. Earlier today, we announced the signing of a definitive merger agreement whereby DropCar will merge with WPCS International Incorporated (NASDAQ: WPCS) in an all-stock transaction. The new entity will be named DropCar, and I will remain CEO. We’ve entered into this agreement in order to more quickly scale our business, improve service to our customers, and expand into new markets.

Today’s announcement is only the first step. In the coming weeks, the applicable documents with the SEC and NASDAQ will be filed, and the transaction will be subject to the approval of WPCS stockholders and conditioned upon customary closing conditions. We project the closing of the merger to occur during the latter part of the fourth quarter of calendar 2017. Once the merger closes, we will be a publicly traded company at the forefront of a future where your car is connected to a host of services that make utilizing it more seamless than ever before.

What we’ve accomplished so far would not have been possible without your trust and confidence. As a company, it is our ongoing mission to make your life and the way you own, service, and operate your cars as simple as possible. We believe this transaction will enable us to scale our team and technology faster, resulting in even better service to you as well as new offerings designed to make DropCar even better for you. We don’t want to get ahead of the process, so we will keep you informed as we move forward. Once the merger is official we’ll be sure to share more information.

In the meantime, if you’d like to learn more about the merger, you can read the press release <link> and/or participate in the analyst conference call today at 4:15pm EDT by dialing 888-428-9506. The participant passcode is: 9276054.

Thanks for being a part of DropCar – we’re looking forward to the road ahead!

Best,

Spencer Richardson

Co-founder & CEO

Forward-Looking Statements

This communication contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of the proposed merger or financing; WPCS’s continued listing on the NASDAQ Capital Market until closing of the proposed merger; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the adequacy of the combined company’s capital to support its future operations and expand its product and service offerings; the nature, strategy and focus of the combined company; and the executive and board structure of the combined company. WPCS and/or DropCar may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed merger through the process being conducted by WPCS and DropCar, and to consummate the merger and the other transactions contemplated by the Merger Agreement, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. WPCS and DropCar each disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between WPCS and DropCar. WPCS intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. WPCS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPCS, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov.  In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC by contacting Investor Relations by mail at WPCS International Incorporated, 521 Railroad Way, Suisun City, CA 94585, Attention: Chief Financial Officer.  Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

WPCS and DropCar, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about WPCS’s directors and executive officers is included in WPCS’s Annual Report on Form 10-K for the year April 30, 2017, filed with the SEC on July 21, 2017.  Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Partner/B2B Customer Letter

Dear <first>,

I wanted to share some exciting news about DropCar with you. Earlier today, we announced the signing of a definitive merger agreement whereby DropCar will merge with WPCS International Incorporated (NASDAQ: WPCS) in an all-stock transaction. The new entity will be named DropCar, and I will remain CEO. We’ve entered into this agreement in order to more quickly scale our business, improve service to our customers and expand into new markets.

Today’s announcement is only the first step. In the coming weeks, the applicable documents with the SEC and NASDAQ will be filed, and the transaction will be subject to the approval of WPCS stockholders and conditioned upon customary closing conditions. We project the closing of the merger to occur during the latter part of the fourth quarter of calendar 2017. Once the merger closes, we will be a publicly traded company at the forefront of a future where your car is connected to a host of services that make utilizing it more seamless than ever before.

What we’ve accomplished so far would not have been possible without your trust and partnership. As a company, it is our ongoing mission to empower your business and make the way you interact with your customers simpler and more profitable. We believe this transaction will enable us to scale our team and technology faster, resulting in even better service to you as well as new offerings designed to help you further reduce costs, streamline operations, and deepen relationships with your customers. We don’t want to get ahead of the process, so we will keep you informed as we move forward. Once the merger is official, we’ll be sure to share more information.

In the meantime, if you’d like to learn more about the merger, you can read the press release <link> and/or participate in the analyst conference call today at 4:15pm EDT by dialing 888-428-9506. The participant passcode is: 9276054.

If you have any questions, please don’t hesitate to give me or David Newman a call.

Thanks for being a part of DropCar – we’re looking forward to the road ahead!

Best,

Spencer Richardson

Co-founder and CEO

Forward-Looking Statements

This communication contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of the proposed merger or financing; WPCS’s continued listing on the NASDAQ Capital Market until closing of the proposed merger; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the adequacy of the combined company’s capital to support its future operations and expand its product and service offerings; the nature, strategy and focus of the combined company; and the executive and board structure of the combined company. WPCS and/or DropCar may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed merger through the process being conducted by WPCS and DropCar, and to consummate the merger and the other transactions contemplated by the Merger Agreement, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. WPCS and DropCar each disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between WPCS and DropCar. WPCS intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. WPCS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPCS, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov.  In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC by contacting Investor Relations by mail at WPCS International Incorporated, 521 Railroad Way, Suisun City, CA 94585, Attention: Chief Financial Officer.  Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

WPCS and DropCar, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about WPCS’s directors and executive officers is included in WPCS’s Annual Report on Form 10-K for the year April 30, 2017, filed with the SEC on July 21, 2017.  Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.